Exhibit 1.01

Badger Meter, Inc.

Conflict Minerals Report

For the Reporting Period from January 1, 2015 to December 31, 2015

This report for the period from January 1, 2015 to December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the Rule). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (SEC) registrants whose manufactured products contain certain minerals which are necessary to the functionality or production of their products.

If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (Subject Minerals), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (RCOI) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (Covered Countries) or are from recycled or scrap sources.

If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report.

In accordance with the Organisation for Economic Co-operation and Development (OECD) Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the Guidance) and the Rule, this report is available on our website at https://www.badgermeter.com/supply-chain/.

Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014, and the SEC’s Order Issuing Stay, dated May 2, 2014, this Conflict Minerals Report has not been audited by a third party.

1.	Company Overview

This report has been prepared by the management of Badger Meter, Inc. (herein referred to as Badger Meter, the Company, we, us or our). The information includes the activities of all majority-owned subsidiaries that are required to be consolidated.

Badger Meter is an innovator in flow measurement, control and communications solutions, serving water utilities, municipalities and commercial and industrial customers worldwide. Our products measure water, oil, chemicals and other fluids, and are known for accuracy, long-lasting durability and for providing and communicating valuable and timely measurement data. Our product lines fall into two categories: sales of water meters and related technologies to municipal water utilities (municipal water) and sales of meters to various industries for water and other fluids (flow instrumentation). We estimate that over 80% of our products are used in water applications when both categories are grouped together.

Supply Chain

Because Badger Meter does not deal directly with mineral processors like smelters and refiners, we rely on our direct suppliers to provide origin information on all applicable minerals contained in components or materials supplied to us. We also request that our suppliers advise Badger Meter of any sources of conflict minerals that are supplied to them from their suppliers.

2.	Reasonable Country of Origin Inquiry

In order to determine the origin of the Subject Minerals used in the manufacture of our products, Badger Meter conducted a RCOI in good faith. To complete the RCOI, Badger Meter surveyed its suppliers using the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (further described in Section 3 below).

It is not practical to survey the entirety of our supplier base; therefore, we restricted our survey to suppliers providing products containing Subject Minerals. We then prioritized our list of suppliers by spending and administered the surveys. The goal was to capture information from the suppliers representing the majority of Badger Meter’s purchases of these products.

Survey Responses

As part of our RCOI, Badger Meter surveyed 1,012 direct suppliers. We received responses from 70% of the suppliers surveyed (which represents 96% of our overall purchases). We reviewed these responses to ensure each response was complete and consistent with the reported data and followed up with suppliers whose responses did not meet these criteria to obtain more accurate responses.

A majority of the responses received were provided at a company level, many of which did not specify the smelters or refiners used for components supplied to Badger Meter. For responses that did not specify smelters or refiners, Badger Meter contacted the corresponding suppliers to request complete information.

Among the supplier responses we received that we determined contained complete, valid information, we received the following information:

•	Approximately 81% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to Badger Meter in 2015 did not originate from a Covered Country; and

•	Approximately 19% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to Badger Meter in 2015 may have originated in a Covered Country.

Based on the results above, Badger Meter determined that it had reason to believe that, during 2015, Subject Minerals necessary for the functionality or production of its products may have originated from a Covered Country and may not be from recycled or scrap sources. Badger Meter conducted its RCOI in good faith, and it believes that such inquiry was reasonable to allow it to make the determination. Accordingly, Badger Meter proceeded to exercise due diligence on the source and chain of custody of the Subject Minerals (further described in Section 3 below).

3.	Due Diligence Process

Our due diligence measures have been designed to conform to the framework provided in the Guidance.

3.1	Establish Strong Company Management Systems

Conflict Minerals Policy

We have adopted the following conflict minerals policy:

Badger Meter is committed to working with our global supply chain to ensure compliance with the SEC’s conflict minerals rules. We have established a conflict minerals compliance program that is designed to follow the framework established by the OECD. Our enterprise is fully engaged in implementing that program.

Our standard purchase order terms and conditions, used with suppliers, have been updated to include conflict mineral due diligence and reporting requirements. Any direct sourcing by Badger Meter of tin, tungsten, tantalum and gold will not be intentionally sourced from conflict sources. As we become aware of instances where minerals in our supply chain potentially finance armed groups, as discussed in the Rule, we will work with our suppliers to find alternate conflict-free sources.

We are committed to promoting economic development in Africa through responsible commercial engagement, driving employee awareness, as well as through our corporate citizenship activities.

Management Team

Badger Meter has designated its Import/Export, Purchasing, and Cost Accounting departments as the departments responsible for overseeing our conflict minerals due diligence efforts. The Import/Export department is responsible for reporting on due diligence efforts to Badger Meter’s senior management, as well as coordinating due diligence efforts with Badger Meter’s suppliers and third-party consultants.

Supply Chain Controls

As discussed above, Badger Meter does not deal directly with the smelters and refiners in our supply chain. Instead, we rely on the information provided to us by our direct suppliers, as well as third-party verification programs like the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program, to identify and verify the smelters and refiners in our supply chain.

Engagement with Suppliers

Badger Meter continually strives to make conflict minerals compliance an integral part of its relationships with its direct suppliers. Through a third party, we communicate our expectations regarding conflict minerals compliance to our direct suppliers on an annual basis, and undertake multiple rounds of engagement with suppliers who are unable or unwilling to meet the requirements of our conflict minerals policy. Additionally, as part of our current sourcing processes, we conduct a review of a new supplier’s conflict mineral due diligence practices prior to sourcing material from them.

Grievance Mechanisms

Any individual or company that has a reasonable suspicion that conflict minerals are present in Badger Meter’s supply chain should alert Badger Meter or our third-party conflict mineral management team of the specifics regarding the suspicion. Badger Meter will perform due diligence on any reasonable inquiries, and will address any conflict minerals that are identified with the offending supplier.

3.2	Identify and Assess Risk in the Supply Chain

To identify and assess the risk in our supply chain, Badger Meter contracted with a third-party company to manage our conflict mineral survey process. The third-party contractor was responsible for contacting suppliers, collecting responses and reviewing the responses for completeness, inconsistencies, errors and applicability. In performing its survey, the contractor used the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template, which was developed to facilitate disclosure and communication of information regarding refiners and smelters that provide material to a company’s supply chain.

After determining the full list of smelters and refiners (as reported by our suppliers) involved in processing the minerals used in materials and components supplied to Badger Meter, we cross-checked those smelters and refiners against lists published by various third-party audit programs, such as the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program, as well as the U.S. Department of Commerce’s list of all known mineral processing facilities worldwide, published in September 2014. Based on these cross-checks, we were able to determine the relative level of risk with respect to conflict minerals within our supply chain.

3.3	Design and Implement a Strategy to Respond to Risks

After identifying the relative level of risk within our supply chain, we designed and implemented a strategy to respond to those risks.

In the event that we could not verify that a particular smelter or refiner was conflict-free based on third-party audit programs, we (1) engaged with the smelter or refiner, either directly or through our supplier, to determine the status of its efforts to become verified as conflict-free and (2) directed our suppliers to ensure that all smelters and refiners in their supply chains are either verified as conflict-free or publicly committed to becoming so. Suppliers and smelters or refiners who refuse to move toward conflict-free status run the risk of being removed from our supply chain.

3.4	Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain

As discussed above, Badger Meter does not have a direct relationship with the smelters and refiners in its supply chain and does not perform or direct audits of those entities. Instead, Badger Meter supports third-party audits through engagement with its direct suppliers and makes use of the resources provided by third-party audit programs like the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program.

3.5	Report on Supply Chain Due Diligence

This Conflict Minerals Report is being filed with the SEC as an exhibit to Badger Meter’s specialized disclosure report on Form SD and is available on our website at https://www.badgermeter.com/supply-chain/.

4.	Due Diligence Results

As a result of the due diligence measures described above, Badger Meter believes that, to the best of its knowledge, the smelters and refiners listed in Annex I to this report may have processed the Subject Minerals in products manufactured by Badger Meter. Because a majority of the responses received were provided at a company level, we are unable to associate specific smelters or refiners with specific components supplied to—and therefore specific products manufactured by—Badger Meter.

Badger Meter does not have sufficient information to conclusively determine the countries of origin of the Subject Minerals used in its products. However, based on the information provided by the suppliers, smelters and refiners in Badger Meter’s supply chain, as well as other publicly available sources of information, Badger Meter believes that the countries of origin of its Subject Minerals include the countries listed in Annex II to this report. Badger Meter also believes that some of the Subject Minerals in its products may have come from scrap or recycled sources.

Of the 366 smelters and refiners identified for calendar year 2015, 177 were verified as conflict-free under the Conflict-Free Smelter Program, while 189 have not been verified as conflict-free under the Conflict-Free Smelter Program. Of the 189 smelters and refiners that have not been verified as conflict-free, Badger Meter identified one tin smelter that may be sourcing its ore from the Covered Countries. After conducting further due diligence regarding that smelter, Badger Meter determined that the smelter is listed on the Conflict-Free Smelter Program’s Active List, meaning that the smelter has committed to undergo an audit from the Conflict-Free Smelter Program and enact any corrective actions that may be found necessary. Badger Meter will continue to monitor this smelter until it is certified as conflict-free by the Conflict-Free Smelter Program. Overall, based on information received from the suppliers, smelters and refiners in its supply chain, Badger Meter has no reason to believe any of the facilities not verified as conflict-free have sourced Subject Minerals that directly or indirectly finance or benefit armed groups.

5.	Steps Taken to Mitigate Risk

Since the end of the period covered in our most recent Conflict Minerals Report, which was filed with the SEC on June 1, 2015, we have implemented the following continuous processes to improve our due diligence and mitigate the risk of conflict minerals entering our supply chain:

•	Continue working with suppliers to help them understand Badger Meter’s expectations regarding due diligence over the Subject Minerals in our supply chain, including our suppliers’ due diligence over their own supply chains;

•	Communicate our expectation to our suppliers that they transition their supply chain toward smelters and refiners verified as conflict-free by the Conflict-Free Smelter Program;

•	For suppliers who cannot immediately transition to a conflict-free supply chain, request that those suppliers develop, communicate, and implement a plan to source from conflict-free smelters and refiners in the future; and

•	Engage with industry programs to encourage the adoption and improvement of relevant tools and standards.

In addition, we are considering contacting smelters and refiners identified in our due diligence whom have not been verified by CFSI as conflict free with the goal of improving our supply chain and decreasing the potential for conflict material to enter our supply chain.

6.	Forward-Looking Statements

Certain statements contained in this Conflict Minerals Report may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “think,” “should,” “could” and “objective” or similar expressions are intended to identify forward-looking statements. All such forward-looking statements are based on our then-current views and assumptions and involve risks and uncertainties. Some risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward looking statements include, among other things, our suppliers’ willingness and ability to comply with our conflict minerals-related compliance requests, the degree to which we are able to determine our suppliers’ use of conflict-free smelters and refiners, the impact of industry-wide initiatives like the Conflict-Free Smelter Program, smelters’ and refiners’ willingness and ability to comply with the Conflict-Free Smelter Program, our effectiveness in managing the conflict minerals RCOI and due diligence processes, and the costs of our compliance. All of these factors are beyond our control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements contained in this Conflict Minerals Report and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made in this document are made only as of the date of this document and we assume no obligation, and disclaim any obligation, to update any such forward-looking statements to reflect subsequent events or circumstances.

Annex I

List of Smelters and Refiners

Metal	Smelter Name	Smelter Location
Gold	Acade Noble Metal (Zhao Yuan) Corporation	China
Gold	Accurate Refining Group	United States
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tin	Alpha	United States
Tantalum	Alpha Metals Korea Ltd.	Korea, Republic Of
Tin	Amalgamet	United States
Tantalum	American Iron and Metal	Canada
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor Heraeus	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Tantalum	Bangka	Indonesia
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Tin	Brinkmann Chemie AG	Germany
Gold	C. Hafner GmbH + Co. KG	Germany
Tin	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Cendres & Métaux SA	Switzerland
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil
Gold	CHALCO Yunnan Copper Co. Ltd.	Australia
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China

Metal	Smelter Name	Smelter Location
Gold	Chimet	Italy
Gold	China Golddeal	China
Tin	China Minmetals	China
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	China
Tantalum	China Tin Smelter Co., Ltd.	China
Tin	CHOFU WORKS	China
Gold	Chugai Mining	Japan
Gold	CIF	Brazil
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Gold	Codelco	Chile
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tin	Confidential	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Cookson Alpha Metals (Shenzhen) Co., Ltd.	China
Tin	Cooper Santa	Brazil
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tantalum	Corporation Berhad (MSC)	Malaysia
Tantalum	CV Duta Putra Bangka	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tantalum	CV JusTindo	Indonesia
Tin	CV JusTindo	Indonesia
Tantalum	CV Makmur Jaya	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tantalum	CV Nurjanah	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tantalum	D Block Metals, LLC	United States

Metal	Smelter Name	Smelter Location
Gold	Daejin Indus Co. Ltd	Korea, Republic of
Gold	DaeryongENC	Korea, Republic of
Gold	Daye Nonferrous	China
Gold	Do Sung Corporation	Korea, Republic of
Gold	Doduco	Germany
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China
Gold	Dowa	Japan
Tin	Dowa	Japan
Tantalum	Duoluoshan	China
Gold	Eco-System Recycling Co., Ltd.	Japan
Tantalum	Electro.oy Metal Pte.	Singapore
Gold	Elemetal Refining, LLC	United States
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Gold	Ethiopian Minerals Development Share Company	Ethiopia
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Gold	Faggi Enrico S.p.A.	Italy
Tantalum	Feinhutte Halsbrucke GmbH	Germany
Gold	Feinhütte Halsbrücke GmbH	Germany
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Gold	Ferro Corporation	China
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	FIR Metals & Resource Ltd.	China
Gold	FSE Novosibirsk Refinery	Russian Federation
Tin	Fuji Metal Mining	Thailand
Gold	Fujian Nanping	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Metal	Smelter Name	Smelter Location
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tungsten	Global Tungsten & Powders Corp.	United States
Tin	Gold Bell Group	Singapore
Gold	Guangdong Jinding Gold Limited	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tin	Guangxi China Tin Group Co., LTD	China
Tin	Guangxi Pinggui PGMA Co. Ltd.	China
Tantalum	Guangxi Zhongshan Gold Bell Smelting Corp	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Gold	Harima Smelter	Japan
Gold	Harmony Gold Refinery	South Africa
Gold	Heimerle + Meule GmbH	Germany
Tin	Heimerle + Meule GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Gold	Heraeus Ltd Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Tantalum	Heraeus Precious Metals GmbH & Co. KG	Germany
Tantalum	Heraeus Technology Center	Hong Kong
Gold	Heraeus Zhaoyuan Precious Metal Materials Co.,	China

Metal	Smelter Name	Smelter Location
Gold	Hisikari Mine	Japan
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Huaxi Guangxi Group	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Gold	Hwasung CJ Co., Ltd.	Korea, Republic of
Tungsten	Hydrometallurg, JSC	Russian Federation
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Tin	Jean Goldschmidt International	Belgium
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Gold	Jiangxi Copper Company Limited	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi Nanshan	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Gold	Jinlong Copper Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd	Japan
Tin	Kai Unita Trade Limited Liability Company	China
Tantalum	Kaimeng (Geiju) Industry and Trade Co., Ltd.	China

Metal	Smelter Name	Smelter Location
Gold	Kanfort Industrial (Yantai)	China
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tungsten	Kennametal Huntsville	United States
Gold	Kennecott Utah Copper	United States
Tin	Ketapang	Indonesia
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tin	Kobe Steel, Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Korea Metal Co., Ltd.	Korea, Republic of
Tantalum	Kupol	Russian Federation
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	Lingao Gold	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Liuzhou China Tin Group Company Ltd - Laibin Smelter	China
Gold	London Bullion Market Association	United Kingdom
Tantalum	LSM Brasil S.A.	Brazil
Gold	LS-Nikko Copper Inc	Korea, Republic of
Gold	Luoyang ZIJIN YINHUI Gold Smelting Co. Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co. Ltd	Japan
Tin	MATSUSHIMA KINZOKU	Japan
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia

Metal	Smelter Name	Smelter Location
Tantalum	Metal Do	Japan
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Gold	Metalor Switzerland	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Tantalum	Mineração Taboca S.A.	Brazil
Tin	Mineração Taboca S.A.	Brazil
Tin	Mineração Taboca S.A.	Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru
Tantalum	Mitsubishi Electric Metecs, Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Tin	Mitsubishi Materials Corporation	Japan
Tantalum	Mitsui Mining & Smelting	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nathan Trotter & Co., Inc.	United States
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Gold	Nihon Material Co. LTD	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Gold	Nippon Mining & Metals	Japan
Gold	Norddeutsche Affinererie AG	Germany
Tin	Novosibirsk Integrated Tin Works	Russian Federation

Metal	Smelter Name	Smelter Location
Tantalum	NTET, Thailand	Thailand
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tantalum	O.M. Manufacturing Phils. Inc.	Philippines
Gold	Ohio Precious Metals LLC.	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Tin	Operaciones Metalurgical S.A.	Bolivia
Gold	PAMP SA	Switzerland
Gold	Pan Pacific Copper Co. LTD	Japan
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Perth Mint (Western Australia Mint)	Australia
Tin	Phoenix Metal Ltd.	Rwanda
Tantalum	Plansee SE Reutte	Austria
Tungsten	Pobedit, JSC	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Tantalum	PT Alam Lestari Kencana	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tantalum	PT Babel Surya Alam Lestari	Indonesia
Tantalum	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tantalum	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia

Metal	Smelter Name	Smelter Location
Tin	PT Belitung Industri Sejahtera	Indonesia
Tantalum	PT BilliTin Makmur Lestari	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tantalum	PT Fang Di MulTindo	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tantalum	PT HP Metals Indonesia	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tantalum	PT Koba Tin	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tantalum	PT Sumber Jaya Indah	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tantalum	PT Timah Nusantara	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia

Metal	Smelter Name	Smelter Location
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tantalum	PT Yinchendo Mining Industry	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tantalum	Pure Technology	Russian Federation
Gold	PX Précinox SA	Switzerland
Gold	Qiankun Gold and Silver	China
Tantalum	QuantumClean	United States
Gold	Rand Refinery (Pty) Ltd	South Africa
Tin	REDRING SOLDER (M) SDN BHD	Malaysia
Gold	Republic Metals Corporation	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tin	Rohm und Haas	United States
Gold	Royal Canadian Mint	Canada
Tin	Rui Da Hung	Taiwan
Gold	Sabin	United States
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAMWON METALS Corp.	Korea, Republic of
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tantalum	Sanhwa Non-Ferrous Metal Ind. Co., Ltd.	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Senju Metal Industry Co., Ltd.	Japan
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shanghai Gold Exchange	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Tin	Soft Metais Ltda.	Brazil
Gold	Solar Applied Materials Technology Corp.	Taiwan

Metal	Smelter Name	Smelter Location
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Suzhou Xingrui Noble	China
Tantalum	Taki Chemicals	Japan
Tantalum	Tamura	Japan
Gold	Tanaka Kikinnzoku Kogyo K.K.	Japan
Tantalum	Tantalite Resources	South Africa
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tantalum	Telex Metals	United States
Tin	Thailand Smelting and Refining Co. Ltd.	Thailand
Tin	Thaisarco	Thailand
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic of
Gold	Toyo Smelter & Refinery (Ehime)	Japan
Tantalum	Traxys	France
Gold	UBS AG	Switzerland
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	UYEMURA	United States
Gold	Valcambi SA	Switzerland
Tin	VQB Mineral and Trading Group JSC	Vietnam
Gold	Western Australian Mint trading as The Perth Mint	Australia
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Gold	WIELAND Edelmetalle GmbH	Germany
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

Metal	Smelter Name	Smelter Location
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	China
Gold	Yokohama Metal Co., Ltd.	Japan
Tin	Yunnan Chengfeng	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Yunnan Metallurgical Group Co., Ltd	China
Tantalum	Yunnan Tin Corp.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tin	YunXi	China
Tantalum	Zhejiang Huangyan Xinqian Electrical Parts Factory	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Zhuzhou Cemented Carbide	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China

Annex II

List of Countries of Origin for Subject Minerals

Australia	Peru
Austria	Philippines
Belgium	Poland
Bolivia	Russia
Canada	Rwanda
Chile	Saudi Arabia
China	Singapore
Estonia	South Africa
Ethiopia	South Korea
France	Spain
Germany	Sweden
India	Switzerland
Indonesia	Taiwan
Italy	Thailand
Japan	Turkey
Kazakhstan	United Kingdom
Kyrgyzstan	United States
Malaysia	Uzbekistan
Mexico	Vietnam
Netherlands	Zimbabwe
New Zealand